UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 West King Street, Franklin Park, IL		60131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 3, 2008, Capital One, N.A issued an irrevocable standby letter of credit in the amount of $2.6 million to Jeffrey Moeller (the “Moeller LC”) for the account of the Registrant.  The Moeller LC was issued in connection with the Registrant’s appeal of an April 17, 2008, jury verdict in favor of Mr. Moeller (the “Moeller Litigation”).  On May 19, 2008, counsel for the Registrant and the other defendants party the Moeller Litigation filed a motion for judgment in their favor notwithstanding the jury verdict, or, alternatively, for a new trial, on those claims on which the jury found the respective defendants liable.  Mr. Moeller will be able to draw down on the Moeller LC if he receives an Order of the Circuit Court of Cook County that (a) states that the judgment in the Moeller Litigation, in Mr. Moeller’s favor, has been affirmed on appeal and (b) states the dollar amount then due and payable to Mr. Moeller as of a date certain, along with a per diem amount for each day thereafter.  The Moeller LC, as amended, expires May 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: September 8, 2008
	By:	/s/ Mark A. Zorko
Name: Mark A. Zorko
Title: Chief Financial Officer and Secretary